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                                                                    EXHIBIT 10.4

                            AGGREGATE EXCESS OF LOSS
                             RETROCESSION AGREEMENT

                                     Between

                     Platinum Underwriters Reinsurance, Inc.

                                       And

                        Mountain Ridge Insurance Company

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Mountain Ridge/Liberty Mutual
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                                TABLE OF CONTENTS

ARTICLE                                            PAGE
I                        COMMENCEMENT AND
                         TERMINATION                 1

II                       DEFINITIONS                 1

III                      COVER                       2

IV                       TERRITORY                   2

V                        PREMIUM                     2

VI                       REPORTS AND REMITTANCES     3

VII                      ERRORS AND OMISSIONS        3

VIII                     ACCESS TO RECORDS           3

IX                       OFFSET                      4

X                        ARBITRATION                 4

XI                       CURRENCY                    5

XII                      INSOLVENCY                  5

XIII                     ENTIRE AGREEMENT            6

XIV                      SEVERABILITY                6

XV                       GOVERNING LAW               7

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                            AGGREGATE EXCESS OF LOSS
                             RETROCESSION AGREEMENT
                    (Hereinafter referred to as "Agreement")

This Agreement made and entered into by and between Platinum Underwriters Reinsurance, Inc. (hereinafter called the "Retrocessionaire") and Mountain Ridge Insurance Company (hereinafter called the "Retrocedant").

WITNESSETH:

In consideration of the mutual covenants hereinafter contained and upon the terms and conditions hereinafter set forth, the parties hereto agree as follows:

The retrocessionaire hereby reinsures the Retrocedant to the extent and on the terms and conditions and subject to the exceptions and limitations hereinafter set forth and nothing hereinafter shall in any manner create any obligations or establish any rights against the Retrocessionaire in favor of any third parties or any persons not parties to this Agreement, including the Underlying Reinsured under the Underlying Agreements as hereafter defined.

                                    ARTICLE I

COMMENCEMENT AND TERMINATION

This agreement is coextensive and coterminous with the Underlying Agreement and shall remain in full force and effect until all obligations and liabilities incurred by Retrocedent under the Underlying Agreement are fully performed and discharged and after the Underlying Reinsured under the Underlying Agreement has satisfied its obligations to the Retrocedent. The Retrocessionaire shall then be fully discharged and released of all obligations and liabilities hereunder.

                                   ARTICLE II

DEFINITIONS

  a) "Quarterly Reports" as used herein, shall have the meaning provided in the Underlying Agreement in the SETTLEMENTS & REPORTS Article.

  b) "Settlement(s)" as used herein, shall have the meaning defined in the SETTLEMENTS & REPORTS Article.

  c) "Maintenance Fees" as used herein, shall have the meaning provided in the Underlying Agreement.

  d) "Ultimate Net Losses" as used herein, shall have the same meaning as the "Aggregate Net Losses" in the Underlying Agreement.

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  e)     "Underlying Agreement" as used herein, shall refer to the Whole Account
         Aggregate Excess of Loss Reinsurance Agreement entered into by and between Liberty Mutual Insurance Company (therein referred to as the "Company" herein referred to as "Underlying Reinsured") and to which the Retrocedent is a party (therein as "Reinsurer") incepted on January 1, 2001. The Underlying Agreement is attached hereto and identified as APPENDIX I.

  f) "Funds Withheld Account" as used herein, shall have the meaning provided in the Underlying Agreement.

                                   ARTICLE III

COVER

Subject to the terms and conditions of this Agreement, the Retrocessionaire will indemnify the Retrocedent for 100% of Aggregate Ultimate Net Loss paid by the Retrocedent under the Underlying Agreement in excess of the Funds Withheld Account.

Ultimate Net Losses recoverable under this Agreement shall be reduced by an amount equal to, if positive,

         - the Maintenance Fees received by the Retrocedant on or after January 1, 2003, less

         - the letter of credit cost incurred by the Retrocedant on or after January 1, 2003 under the Underlying Agreement.

All exclusions contained in the Underlying Agreement are incorporated herein by reference.

                                   ARTICLE IV

TERRITORY

This Agreement shall apply to losses occurring within the territorial limits of the Underlying Agreement.

                                   ARTICLE V

PREMIUM

In consideration of the reinsurance provided under this Agreement, the Retrocedent shall pay to the Retrocessionaire a flat premium of $100,000. The Premium shall be payable within thirty (30) days upon signing this Agreement.

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                                   ARTICLE VI

REPORTS AND REMITTANCES

  a) The Retrocedent agrees, within fifteen (15) days after receipt of Quarterly Reports, from the Underlying Reinsured, it will advise the Retrocessionaire of Ultimate Net Losses incurred by Retrocedent pursuant to the Underlying Agreement and to furnish the Retrocessionaire with such particulars and estimates regarding same as are in the possession of the Retrocedent.

  b) Within fifteen (15) days after receipt of Retrocedent's request for an amount equal to the Ultimate Net Losses in excess of the Retention that have been paid or are immediately due and payable since the last report the Retrocessionaire shall remit said amount ("Settlement(s)") to the Retrocedent. All salvages, subrogations, recoveries or reimbursements recovered or received subsequent to a Settlement under this Agreement shall be applied as if recovered or received prior to the Settlement and all necessary adjustments shall be made by the parties hereto. Subrogation and salvage shall always be applied in the reverse order of the parties' priority in the Settlement; i.e. the Retrocessionaire will be reimbursed before reimbursing the Retrocedent for its portion of the Settlement under its retention.

                                   ARTICLE VII

ERRORS AND OMISSIONS

Clerical errors or omissions on the part of the Retrocedent shall not invalidate the reinsurance under this Agreement, provided such errors or omissions are corrected promptly under discovery thereof, but the liability of the Retrocessionaire under this Agreement shall in no event exceed the limits specified herein.

                                  ARTICLE VIII

ACCESS TO RECORDS

The Retrocedent shall place at the disposal of the Retrocessionaire at all reasonable times, and the Retrocessionaire shall have the right to inspect through its designated representatives, during the term of this Agreement and thereafter, all books, records and papers of the Retrocedent in connection with any reinsurance hereunder, or the subject matter hereof. This right shall survive termination of this Agreement and shall continue as long as either party has any rights or obligations under this Agreement.

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                                  ARITICLE IX

OFFSET

Each party hereto shall have and may exercise at any time and from time to time the right to offset any balance or balances whether on account of premiums, interest, or on account of losses or otherwise due from each party to the other party hereto under this Agreement and the party asserting the right to offset shall have and may exercise such right whether the balance or balances due or to become due to such party from the other are on account of premiums, interest, or on account of losses or otherwise and regardless of the capacity whether as assuming the reinsurer or as ceding insurer in which each party hereto, offset shall only be allowed in accordance with the applicable law of the state having jurisdiction over the insolvency.

                                    ARTICLE X

ARBITRATION

As a condition precedent to any right of action hereunder, any dispute arising out of this Agreement, whether arising before or after termination, shall be submitted to the decision of a board of arbitration composed of two arbitrators and an umpire, meeting in New York, New York unless otherwise agreed.

The members of the board of arbitration shall be active or retired, disinterested officials of insurance or reinsurance companies. Each party shall appoint its arbitrator, and the two arbitrators shall choose an umpire before instituting the hearing. If the respondent fails to appoint its arbitrator within four weeks after being requested to do so by the claimant, the latter shall also appoint the second arbitrator. If the two arbitrators fail to agree upon the appointment of an umpire within four weeks after their nominations, each of them shall name three, of whom the other shall decline two, and the decision shall be made by drawing lots.

The claimant shall submit its initial brief within 20 days from appointment of the umpire. The respondent shall submit its brief within 20 days thereafter, and the claimant may submit a reply brief within 10 days after filing of the respondent's brief.

The board shall make its decision with regard to the custom and usage of the insurance and reinsurance business. The board shall issue its decision in writing based upon a hearing in which evidence may be introduced without following strict rules of evidence, but in which cross-examination and rebuttal shall be allowed. The board shall make its decision within 60 days following the termination of the hearings unless the parties consent to an extension. The majority decision of the board shall be final and binding upon all parties to the proceeding. Judgment may be entered upon the award of the board in any court having jurisdiction thereof.

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Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the umpire. The remaining costs of the arbitration proceedings shall be allocated by the board.

It is agreed that the jurisdiction of the arbitrators to make or render any decision or award shall be limited by the limit of liability expressly hereinbefore set forth, and that the arbitrators shall have no jurisdiction to make any decision or render any award exceeding such expressly stated limit of liability of the Reinsurer.

                                   ARTICLE XI

CURRENCY

All amounts due to either party hereunder shall be payable in United States currency.

Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

                                   ARTICLE XII

INSOLVENCY

In the event of the insolvency of the Company, reinsurance hereunder shall be payable by the Reinsurer on the basis of the liability of the Company under any policy or contract reinsured without diminution because of the insolvency of the Company. It is agreed, however, that the liquidator or receiver or statutory successor of the insolvent Company shall give written notice of the pendency of a claim against the insolvent Company on the policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at their own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which they may deem available to the Company or its liquidator or receiver or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit, which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

The reinsurance shall be payable by the Reinsurer directly to the Company or to its liquidator, receiver or statutory successor, except as provided by Section 4118 of the New York Insurance Law or except (a) where the Contract specifically provides another payee of such reinsurance in the event of the insolvency of the Company or (b) where the Reinsurer with the consent of the direct insured or insureds have assumed such policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Company to such payees.

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                                  ARTICLE XIII

ENTIRE AGREEMENT

This Agreement embodies the entire agreement between the parties as to the subject matter hereof. No waiver, modification, variation, change or amendment to this Agreement will be binding on either party unless reduced to writing signed by a duly authorized officer of each party.

                                   ARTICLE XIV

SEVERABILITY

If any provision of this Agreement shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Agreement or the enforceability of such provision in any other jurisdiction.

                                   ARTICLE XV

GOVERNING LAW

This Agreement and any modification hereof in writing by endorsement or otherwise shall be governed in all respects, including but not limited to performance, administration and interpretation, in accordance with the laws of Vermont.

IN WITNESS HEREOF the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives.

On this 11th day of June, 2003

By: /s/ Mark Wigmore              Attest: /s/ Angela Kinamore
   -----------------------                ---------------------

Title: President, Mountain Ridge Insurance Co.

and on this 11th day of June, 2003

By: /s/ Mangyu Hur                Attest: /s/ Gary French
    ---------------------                 ---------------------

Title: Vice President, Platinum Underwriters Reinsurance Inc.

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